UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2011, NII Holdings, Inc. held its 2011 Annual Meeting of Stockholders, at which four proposals were submitted to and approved by its stockholders.  The final voting results are as follows.

1.
Election of Directors.  In an uncontested election, each of the following nominees was elected to the Board of Directors for a three year term expiring in 2014.  The following table reflects the voting results for each nominee:

	For	Withheld	Broker Non-Votes

Charles M. Herington	138,168,413	2,785,614	10,695,933

Rosendo G. Parra	137,952,689	3,001,338	10,695,933

John W. Risner	137,440,773	3,513,254	10,695,933

2.
Advisory Vote on Executive Compensation.  The stockholders voted, on an advisory basis, to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
134,499,051	5,660,281	794,695	10,695,933

3.
Advisory Vote on the Frequency of Advisory Votes on Executive Compensation.  The stockholders voted, on an advisory basis, for an annual advisory vote on executive compensation. The voting results were as follows:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
118,231,849	6,111,784	15,827,673	782,721	10,695,933

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

4.	Auditor Ratification. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was ratified by the following vote:

For	Against	Abstain
149,349,420	2,280,416	20,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 10, 2011	By:	/s/ Shana C. Smith
Shana C. Smith
Counsel and Assistant Secretary